Exhibit 99.1
Power Integrations Reports Second-Quarter Financial Results
Revenue increased ten percent sequentially to $118.9 million; GAAP earnings were $0.17 per diluted share; non-GAAP earnings were $0.37 per diluted share
Cash flow from operations was $22.0 million

SAN JOSE, Calif. – August 5, 2026 – Power Integrations (NASDAQ: POWI) today announced financial results for the quarter ended June 30, 2026. Revenue for the second quarter was $118.9 million, up ten percent from the prior quarter and up three percent from the second quarter of 2025. GAAP net income for the second quarter was $9.8 million or $0.17 per diluted share compared to $0.06 per diluted share in the prior quarter and $0.02 per diluted share in the second quarter of 2025. Cash flow from operations for the second quarter was $22.0 million.
In addition to its GAAP results, the company provided certain measures not calculated according to GAAP. Non-GAAP results exclude stock-based compensation, amortization of acquisition-related intangible assets, an accrual for a judgment in a legal matter, a restructuring charge recognized in the first quarter of 2026 and the tax effects of these items. Non-GAAP net income for the second quarter of 2026 was $20.9 million or $0.37 per diluted share compared to $0.25 per diluted share in the prior quarter and $0.35 per diluted share in the second quarter of 2025. A reconciliation of GAAP to non-GAAP financial results and outlook is included with the tables accompanying this press release.
Power Integrations CEO Jen Lloyd commented: "We delivered strong second-quarter results, highlighted by continued growth in industrial markets, improved profitability, and lower inventories in the distribution channel and on our balance sheet. The demand drivers behind our business remain compelling, as investment in renewable energy, grid infrastructure and AI data centers drives customer demand for higher efficiency, reliability and power density. Our new 2200 V PowiGaN™ technology extends our capabilities in high-voltage GaN and positions us to support customer roadmaps in these markets over the long term."
Power Integrations paid a dividend of $0.215 per share on June 30, 2026 to stockholders of record as of May 29, 2026. A dividend of $0.215 per share will be paid on September 30, 2026, to stockholders of record as of August 31, 2026.
Financial Outlook
The company issued the following outlook for the third quarter of 2026:
•Revenue is expected to be in a range of $122 million to $130 million.
•GAAP gross margin is expected to be between 53.3 percent and 54.4 percent, and non-GAAP gross margin is expected to be between 54 percent and 55 percent.
•GAAP operating expenses are expected to be between $55 million and $56 million, and non-GAAP operating expenses are expected to be between $45 million and $46 million.
•GAAP operating margin is expected to be between 8.3 percent and 10.9 percent, and non-GAAP operating margin is expected to be between 17 percent and 19 percent.

Conference Call Information and Supplemental Materials
Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. A live webcast of the call will be available on the company's investor web page, http://investors.power.com, along with supplemental materials related to today’s earnings release.
About Power Integrations
Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission, conversion and consumption of power in applications ranging from milliwatts to megawatts in applications such as AI data centers, EVs and high-voltage DC infrastructure. For more information, please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures
The non-GAAP measures provided in this press release, including non-GAAP earnings per diluted share, non-GAAP net income, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating margin, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. The non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets, an accrual for a judgment in a legal matter, a restructuring charge recognized in the first quarter of 2026, and the tax effects of these items. The company considers these non-GAAP financial measures to be important because they provide additional insight into the company’s on-going performance; the company uses these measures in its financial and operational decision-making and, with respect to non-GAAP operating income, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, to enable more meaningful and consistent period-to-period comparisons, and to facilitate comparability with the results of companies that provide similar measures. Non-GAAP measures have limitations as analytical tools, do not have any standardized meanings and are therefore unlikely to be comparable to similarly titled measures presented by other companies, and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future but is not reflected in the non-GAAP measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that concern the Company’s expectations, strategy, priorities, plans, or intentions, predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include, without limitation, the Company’s outlook for the third quarter of 2026, the trends and assumptions underlying such outlook, including the continuation of growth and demand drivers, the Company's expectations regarding new technology, and the Company’s anticipated upcoming dividend, including the timing and amount of such dividend, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of the Company. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risks that the demand drivers behind the Company’s business may not continue to the extent anticipated, or at all; (ii) the risks that the investments in renewable energy, grid infrastructure, and AI data centers may not drive Company customer demand to the extent or in the time frame anticipated, or at all; (iii) the risks that the Company’s new 2200 V PowiGaN™ technology may not extend the Company’s capabilities in high-voltage GaN nor position the Company to support customer roadmaps over the long term to the extent or in the time frame anticipated, or at all; (iv) the risks that the Company may not be in a position to pay the $0.215 per share dividend on September 30, 2026 as currently anticipated due to unforeseen circumstances; (v) the Company’s ability to forecast its performance; (vi) changes in trade policies, in particular the escalation and imposition of new and higher tariffs, which could reduce demand for end products that incorporate the Company's integrated circuits and/or place pressure on the Company's prices as the Company's customers seek to offset the impact of increased tariffs on their own products; (vii) the Company’s ability to supply products and its ability to conduct other aspects of its business, such as competing for new design wins; (viii) changes in global economic and geopolitical conditions, including such factors as inflation, armed conflicts, and trade negotiations, which may impact the level of demand for the Company’s products; (ix) potential changes and shifts in customer demand away from end products that utilize the Company's integrated circuits to end products that do not incorporate the Company's products; (x) the effects of competition, which may cause the Company’s revenue to decrease or cause the Company to decrease its selling prices for its products; (xi) unforeseen costs and expenses, and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates; and (xii) product development delays and defects and market acceptance of the new products. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. You should carefully consider the foregoing factors and the other risks and uncertainties, including those more fully described in the "Risk Factors" section of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q that the Company has caused to be filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by the Company or that will be filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this press release are based only on information currently available to the Company and speak only as of the date they are made.

Investors are cautioned not to put undue reliance on forward-looking statements, and the Company disclaims any obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company gives no assurance that the Company will achieve any of its expectations.

Power Integrations, PowiGaN and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except per-share amounts)

	Three months ended			Six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net revenue	$118,939	$108,308	$115,852	$227,247	$221,381
Cost of revenue	54,302	51,370	51,898	105,672	99,192
Gross profit	64,637	56,938	63,954	121,575	122,189

Operating expenses:
Research and development	27,163	26,255	25,991	53,418	50,086
Selling, general and administrative	28,052	24,444	30,157	52,496	57,579
Other operating expenses (income)	522	(1,419)	9,151	(897)	9,151
Restructuring and related charges	—	6,204	—	6,204	—
Total operating expenses	55,737	55,484	65,299	111,221	116,816
Income (loss) from operations	8,900	1,454	(1,345)	10,354	5,373
Other income	2,333	2,466	2,690	4,799	5,857
Income before income taxes	11,233	3,920	1,345	15,153	11,230
Provision for (benefit from) income taxes	1,400	620	(24)	2,020	1,071
NET INCOME	$9,833	$3,300	$1,369	$13,133	$10,159

Earnings per share:
Basic	$0.18	$0.06	$0.02	$0.24	$0.18
Diluted	$0.17	$0.06	$0.02	$0.23	$0.18

Shares used in per share calculation:
Basic	55,748	55,506	56,274	55,627	56,571
Diluted	56,696	55,874	56,387	56,335	56,787

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$70,612	$58,755
Short-term investments	192,001	190,755
Accounts receivable, net	26,778	18,254
Inventories	157,790	166,887
Prepaid expenses and other current assets	23,983	23,678
Total current assets	471,164	458,329

Property and equipment, net	142,143	146,536
Intangible assets, net	6,893	7,244
Goodwill	95,271	95,271
Other non-current assets	63,535	64,827
TOTAL ASSETS	$779,006	$772,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,645	$33,963
Accrued payroll and related expenses	13,104	13,840
Other accrued liabilities	24,899	22,558
Total current liabilities	66,648	70,361

Long-term liabilities
Other liabilities	31,830	29,001
TOTAL LIABILITIES	98,478	99,362

STOCKHOLDERS’ EQUITY:
Common stock	20	20
Additional paid-in capital	20,230	—
Accumulated other comprehensive loss	(2,948)	(1,105)
Retained earnings	663,226	673,930
TOTAL STOCKHOLDERS' EQUITY	680,528	672,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$779,006	$772,207

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,833	$1,369	$13,133	$10,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,239	7,002	12,619	14,246
Amortization of intangible assets	168	208	351	415
Loss on disposal of property and equipment	446	—	495	—
Stock-based compensation expense	11,258	10,077	17,565	18,760
Accretion of discount on investments	(144)	(375)	(300)	(721)
Deferred income taxes	711	1,683	1,758	(854)
Decrease in accounts receivable allowance for credit losses	—	—	—	(381)
Change in operating assets and liabilities:
Accounts receivable	(12,371)	(4,777)	(8,524)	(30)
Inventories	5,192	672	9,097	(2,784)
Prepaid expenses and other assets	1,558	3,036	3,925	6,405
Accounts payable	(3,138)	(3,754)	(7,210)	248
Other accrued liabilities	2,228	13,931	(884)	9,995
Net cash provided by operating activities	21,980	29,072	42,025	55,458

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,302)	(5,926)	(6,300)	(11,652)
Purchases of investments	(9,269)	(42,066)	(24,076)	(47,696)
Proceeds from sales and maturities of investments	10,700	80,610	21,355	96,492
Net cash provided by (used in) investing activities	(2,871)	32,618	(9,021)	37,144

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock under employee stock plans	—	—	2,690	2,787
Repurchase of common stock	—	(32,560)	—	(55,658)
Payments of dividends to stockholders	(11,887)	(11,809)	(23,837)	(23,768)
Proceeds from borrowings on line of credit	—	13,000	—	13,000
Repayments on line of credit	—	(13,000)	—	(13,000)
Net cash used in financing activities	(11,887)	(44,369)	(21,147)	(76,639)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,222	17,321	11,857	15,963
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	63,390	49,614	58,755	50,972
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$70,612	$66,935	$70,612	$66,935

POWER INTEGRATIONS, INC.
SUPPLEMENTAL INFORMATION (Unaudited)
(in thousands)

	Three months ended			Six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Stock-based compensation expense included in:
Cost of revenue	$707	$469	$592	$1,176	$1,249
Research and development	3,036	1,904	3,190	4,940	5,440
Selling, general and administrative	6,993	3,526	6,295	10,519	12,071
Other operating expenses (income)	522	(1,419)	—	(897)	—
Restructuring and related charges	—	1,827	—	1,827	—
Total stock-based compensation expense	$11,258	$6,307	$10,077	$17,565	$18,760

Cost of revenue includes:
Amortization of acquisition-related intangible assets	$147	$147	$146	$294	$293

	Three months ended			Six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue Mix by End Market
Communications	10%	10%	11%	10%	10%
Computer	11%	11%	12%	11%	12%
Consumer	36%	38%	37%	37%	41%
Industrial	43%	41%	40%	42%	37%

Six Months Ended
June 30, 2026
RECONCILIATION OF FREE CASH FLOW
Cash flows from operations	$42,025
Purchases of property and equipment	(6,300)
Free cash flow	$35,725

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS (Unaudited)
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$64,637	$56,938	$63,954	$121,575	$122,189
GAAP gross margin	54.3%	52.6%	55.2%	53.5%	55.2%

Less:
Stock-based compensation included in cost of revenue	707	469	592	1,176	1,249
Amortization of acquisition-related intangible assets	147	147	146	294	293
Restructuring and related charges in cost of revenue (b)	—	365	—	365	—
Total	854	981	738	1,835	1,542

Non-GAAP gross profit	$65,491	$57,919	$64,692	$123,410	$123,731
Non-GAAP gross margin	55.1%	53.5%	55.8%	54.3%	55.9%

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$55,737	$55,484	$65,299	$111,221	$116,816

Less:
Stock-based compensation unrelated to restructuring	10,029	5,430	9,485	15,459	17,511
Other operating expenses (income) (a)	522	(1,419)	9,151	(897)	9,151
Restructuring and related charges (b)	—	6,204	—	6,204	—
Total	10,551	10,215	18,636	20,766	26,662

Non-GAAP operating expenses	$45,186	$45,269	$46,663	$90,455	$90,154

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS (Unaudited)
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS
GAAP income (loss) from operations	$8,900	$1,454	$(1,345)	$10,354	$5,373
GAAP operating margin	7.5%	1.3%	(1.2%)	4.6%	2.4%

Add:
Stock-based compensation unrelated to restructuring	10,736	5,899	10,077	16,635	18,760
Amortization of acquisition-related intangible assets	147	147	146	294	293
Other operating expenses (income) (a)	522	(1,419)	9,151	(897)	9,151
Restructuring and related charges (b)	—	6,569	—	6,569	—
Total	11,405	11,196	19,374	22,601	28,204

Non-GAAP income from operations	$20,305	$12,650	$18,029	$32,955	$33,577
Non-GAAP operating margin	17.1%	11.7%	15.6%	14.5%	15.2%

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
RECONCILIATION OF PROVISION (BENEFIT) FOR INCOME TAXES
GAAP provision for (benefit from) income taxes	$1,400	$620	$(24)	$2,020	$1,071
GAAP effective tax rate	12.5%	15.8%	(1.8%)	13.3%	9.5%

Tax effect of adjustments to GAAP results (c)	(363)	(611)	(871)	(974)	(632)

Non-GAAP provision for income taxes	$1,763	$1,231	$847	$2,994	$1,703
Non-GAAP effective tax rate	7.8%	8.1%	4.1%	7.9%	4.3%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS (Unaudited)
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$9,833	$3,300	$1,369	$13,133	$10,159

Adjustments to GAAP net income:
Total stock-based compensation unrelated to restructuring	10,736	5,899	10,077	16,635	18,760
Amortization of acquisition-related intangible assets	147	147	146	294	293
Other operating expenses (income) (a)	522	(1,419)	9,151	(897)	9,151
Restructuring and related charges (b)	—	6,569	—	6,569	—
Tax effect of adjustments to GAAP results (c)	(363)	(611)	(871)	(974)	(632)
Total	11,042	10,585	18,503	21,627	27,572

Non-GAAP net income	$20,875	$13,885	$19,872	$34,760	$37,731

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	56,696	55,874	56,387	56,335	56,787

GAAP net income per share (diluted)	$0.17	$0.06	$0.02	$0.23	$0.18

Non-GAAP net income per share (diluted)	$0.37	$0.25	$0.35	$0.62	$0.66
_____________________________________
(a)Other operating expenses (income) consists of stock-based compensation expense (benefit) resulting from modification of equity awards associated with an executive's employment transition and retirement arrangements as well as an accrual for a judgment in a legal matter.

(b)Restructuring and related charges are associated with the Company's February 2026 restructuring action and consist primarily of employee severance.

(c)Tax effect of items excluded from non-GAAP results relate to the tax effect of non-GAAP adjustments using a non-GAAP effective tax rate of 7.8% and 7.9% for the three and six months ended June 30, 2026, respectively.

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP IN THIRD-QUARTER 2026 OUTLOOK
(dollar amounts in millions)

RECONCILIATION OF GROSS MARGIN OUTLOOK	LOW	HIGH
GAAP gross margin outlook	53.3%	54.4%

Adjustments to reconcile GAAP to non-GAAP
Stock-based compensation included in cost of revenue	0.6%	0.5%
Amortization of acquisition-related intangible assets	0.1%	0.1%

Non-GAAP gross margin outlook	54.0%	55.0%

RECONCILIATION OF OPERATING EXPENSE OUTLOOK	LOW	HIGH
GAAP operating-expense outlook	$55.0	$56.0

Adjustments to reconcile GAAP to non-GAAP
Stock-based compensation	(10.0)	(10.0)

Non-GAAP operating-expense outlook	$45.0	$46.0

RECONCILIATION OF OPERATING MARGIN OUTLOOK	LOW	HIGH
GAAP operating margin outlook	8.3%	10.9%

Adjustments to reconcile GAAP to non-GAAP
Stock-based compensation	8.6%	8.0%
Amortization of acquisition-related intangible assets	0.1%	0.1%

Non-GAAP operating margin outlook	17.0%	19.0%

Contact:
Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com